Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the period ended March 31, 2012 (the “Report”) of Valor Gold Corp., f/k/a Felafel Corp. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, we, Idan Karako, the President, Chief Executive Officer, Treasurer and Director of the Registrant, and Viktorija Eglinskaite-Dijokiene, the Secretary and Director of the Registrant, hereby certify, to the best of each of our knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 2, 2012

Signature:	/s/ Idan Karako
Name:	Idan Karako
Title:	President, Chief Executive Officer, Treasurer and Director
(Principal Executive Officer and Principal Financial and Accounting Officer)

Signature:	/s/ Viktorija Eglinskaite-Dijokiene
Name:	Viktorija Eglinskaite-Dijokiene
Title:	Secretary and Director

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.